SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 Form 8-K


                              CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


    Date of Report (Date of earliest event reported):  December 2, 1999


                                WICKES INC.
          (Exact name of registrant as specified in its charter)



   Delaware                                            0-22468
36-3554758
(State or other                               (Commission File No.)
(IRS Employer
jurisdiction of
Identification
incorporation)
Number)



      706 North Deerpath Drive, Vernon Hills, Illinois         60061
                              (Address of principal executive offices)
(Zip Code)

                              (847) 367-3400
           (Registrant's telephone number, including area code)

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Item 4.  Changes in Registrant's Certifying Accountant.

     (a)  Previous independent accountants

          (i) On December 2, 1999, the Company appointed Deloitte & Touche LLP ("Deloitte") as the Company's independent accountants and dismissed PricewaterhouseCoopers LLP (PwC). Deloitte will audit the Company's consolidated financial statements for the year ended December 25, 1999. The Company's Audit Committee and Board of Directors particip-ated in and approved the decision to change independent accountants.

          (ii) The reports of PWC on the Company's consolidated financial state-ments for the years ended December 27, 1997 and December 26, 1998 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. However, as a result of the matter described below, the report on the 1998 consolidated financial statements did refer to the restatement of those consolidated financial statements to change the accounting for a barter transaction.

          (iii) Except for the matter described in paragraph (a)(iv) below, in connection with its audits for the years ended December 27, 1997 and December 26, 1998 and through December 2, 1999, there have been no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or pro-cedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the consolidated financial statements for such years.

          (iv) Subsequent to the 2nd quarter of 1999, PwC informed the Company that it believed that the accounting for a barter transaction origin-ally entered into the 3rd quarter of 1998 was not in accordance with GAAP. The barter transaction was considered by PwC in connection with the issuance of their 1998 report.
           The Company was initially concerned with the change in accounting proposed by PwC and as a result engaged Deloitte to issue a report on the application of GAAP to the specified transaction. That report is attached as an exhibit to this Form 8-K and describes in detail the underlying accounting issue. The Company authorized PwC to respond fully to any inquiries of Deloitte with respect to this matter prior to the issuance of Deloitte's report related to the barter transaction. The Company's management and the Audit
           Committee of the Company's Board of Directors discussed the revised accounting treatment for this transaction with PwC and reviewed Deloitte's written report, which expressed the same conclusion as that reached by PwC, and after appropriate deliberations concluded that restatement of previously issued financial statements was appropriate. The Company proceeded to file an amended 1998 Annual Report on Form 10-K and amended Quarterly Reports for the 3rd quarter of 1998 and the first and second quarters of 1999 for the periods affected by the barter transcation. The amended 1998 Form 10-K contains PwC's report on consolidated financial statements, which refers to the restatement.

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

          (v) The Company has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated December 6, 1999, is filed as Exhibit 16.1 to this Form 8-K.

     (b)  New independent accountants

         The Company engaged Deloitte as its new independent accountants on December 2, 1999. During the two most recent fiscal years and through December 2, 1999, except as described in paragraph
         (a)(iv) above, the Company has not consulted with Deloitte regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and either a written report was provided to the Company or oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to
         Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

      See Exhibit Index located on the page immediately following the signature page.
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

                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        WICKES INC.





Date:  December 6, 1999         By:     /s/ John M. Lawrence
                                       ---------------------
                                        John M. Lawrence
                                        Controller, Assistant
                                        Vice President

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

                               Exhibit Index

Exhibit No.         Description

16.1 Letter dated December 6, 1999 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission.

99.1 Letter dated September 7, 1999 from Deloitte & Touche LLP to the Audit Committee of the Board of Directors of Wickes Inc.

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